Exhibit 99 (a)

Bank of Granite Corporation

     News

For Release:	October 15, 2002

BANK OF GRANITE REPORTS IMPROVED EARNINGS
FOR THE THIRD QUARTER AND YEAR-TO-DATE PERIODS

     Bank of Granite Corporation (Nasdaq: GRAN) is pleased to report improved earnings for the third quarter and nine month periods, both ending September 30, 2002.

     For the third quarter, net income was $3,682,584 compared with $3,411,815 earned in the third quarter of 2001–an increase of 7.9% due primarily to higher net interest income. Quarterly per share income was 27¢ vs. 25¢ for 2001’s third quarter–an increase of 8%. Per share earnings for 2001 have been adjusted to reflect the 5-for-4 stock split paid in May 2002.

     Higher net interest income, increased mortgage originations and lower loan loss provisions helped produce earnings of $10,916,458 for the nine-month period ending September 30, 2002 compared with $9,890,428 in 2001–an increase of 10.4%. Per share earnings for the nine-month period were $0.80 vs. $0.71, adjusted for the stock split, for the same period in 2001–a 12.7% increase.

     John A. Forlines, Jr., Chairman and CEO of Bank of Granite Corporation said the earnings were “slightly better than Company expectations and were achieved despite continued high unemployment and a very slow economy in the Bank’s market area.” According to Mr. Forlines, “August unemployment in the Bank’s metropolitan statistical area was reported at 7.6% and, although lower than the mid-summer levels, remained high relative to the area’s history.” Mr. Forlines said he was optimistic regarding the Bank’s future earnings and the economy over the long term, but that it would likely take several quarters to get through “a very tough period.”

     Assets at the end of the third quarter reached a record $732,091,599, an increase of 2.1% compared with 2001. Loans grew to a record $542,345,541, an increase of 12.2% above the comparable period in 2001. Deposits totaled $537,756,491, a 1% increase over 2001.

     As usual, Mr. Forlines thanked members of the Bank of Granite family for their hard work and dedication, which produced these earnings. He commended the staff of GLL & Associates, the Company’s mortgage bank, for the outstanding year they are having. Their earnings are up over 23% year-to-date.

     Again, the Company’s critical key ratios continued to be outstanding. Earnings on average assets for the nine-month period were 2.08%, and the Company earned 11.62% on average equity. The capital to asset ratio was 17.41%, indicating that Bank of Granite remains one of the soundest, best-capitalized banks in the nation.

     Bank of Granite Corporation is the parent company of Bank of Granite and GLL & Associates, Inc. The bank operates fourteen full-service banking offices in Caldwell, Catawba, and Burke Counties—the “Unifour” area of North Carolina. GLL, headquartered in Winston-Salem, originates home mortgages in the Catawba Valley and the Central and Southern Piedmont regions of North Carolina. Bank of Granite Corporation has an estimated 5,000 shareholders with 13,457,199 shares of common stock outstanding as of September 30, 2002. The stock is traded on the NASDAQ Stock Market® under the symbol of GRAN.

- - - 0 - - -

Please see “Financial Data” tables, which are attached.
For further information, contact —
Kirby A. Tyndall, Chief Financial Officer
Internet: ktyndall@bankofgranite.com, Voice (828) 496-2026 or Fax (828) 496-2010

Bank of Granite Corporation, PO Box 128, Granite Falls, NC 28630	www.bankofgranite.com

Bank of Granite Corporation	Three Months Ended			Nine Months Ended
Selected Financial Data	September 30,			September 30,

($ in thousands except per share data)	2002	2001	% change	2002	2001	% change

Consolidated earnings summary:
Interest income, taxable equivalent	$11,721	$13,170	-11.0%	$35,323	$41,644	-15.2%
Interest expense	2,668	4,779	-44.2%	8,269	15,756	-47.5%

Net interest income, taxable equivalent	9,053	8,391	7.9%	27,054	25,888	4.5%
Taxable equivalent adjustment	418	455	-8.1%	1,321	1,334	-1.0%

Net interest income	8,635	7,936	8.8%	25,733	24,554	4.8%
Loan loss provision	897	798	12.4%	2,695	3,509	-23.2%
Noninterest income	2,925	2,490	17.5%	8,043	7,266	10.7%
Noninterest expense	5,017	4,642	8.1%	14,928	13,704	8.9%

Income before income taxes	5,646	4,986	13.2%	16,153	14,607	10.6%
Income taxes	1,963	1,574	24.7%	5,237	4,717	11.0%

Net income	$3,683	$3,412	7.9%	$10,916	$9,890	10.4%

Earnings per share — Basic*	$0.27	$0.25	8.0%	$0.80	$0.71	12.7%
Earnings per share — Diluted*	0.27	0.25	8.0%	0.80	0.71	12.7%

Average shares — Basic*	13,494	13,873	-2.7%	13,595	13,923	-2.4%
Average shares — Diluted*	13,502	13,875	-2.7%	13,599	13,926	-2.3%

Consolidated balance sheet data at September 30:
Total assets				$732,092	$717,129	2.1%
Total deposits				537,756	532,624	1.0%
Loans (gross)				542,346	483,416	12.2%
Shareholders’ equity				127,490	124,331	2.5%

Consolidated average balance sheet data:
Total assets	$702,543	$693,358	1.3%	$703,081	$688,482	2.1%
Total deposits	524,366	530,467	-1.2%	519,356	530,428	-2.1%
Loans (gross)	529,895	482,005	9.9%	518,470	475,121	9.1%
Shareholders’ equity	126,264	123,014	2.6%	125,626	121,687	3.2%

Consolidated performance ratios:
Return on average assets**	2.08%	1.95%		2.08%	1.92%
Return on average equity**	11.57%	11.00%		11.62%	10.87%
Efficiency ratio	41.89%	42.66%		42.53%	41.33%

Consolidated asset quality data and ratios:
Nonaccruing loans				$2,992	$3,647	-18.0%
Accruing loans 90 days past due				1,558	3,459	-55.0%
Nonperforming loans				4,550	7,106	-36.0%
Foreclosed properties				1,197	304	293.8%
Nonperforming assets				5,747	7,410	-22.4%
Allowance for loan losses				8,223	6,630	24.0%
Loans charged off				1,247	3,508	-64.5%
Recoveries of loans charged off				348	277	25.6%
Net loan charge-offs (recoveries)				899	3,231	-72.2%

Net charge-offs to average loans**				0.23%	0.91%
Nonperforming loans to total assets				0.62%	0.99%
Allowance coverage of nonperforming loans				180.73%	93.30%
Allowance for loan losses to gross loans				1.52%	1.37%
Allowance for loan losses to net loans				1.54%	1.39%

Subsidiary earnings summary:
Bank of Granite
Net interest income	$7,915	$7,235	9.4%	$23,472	$22,635	3.7%
Loan loss provision	887	768	15.5%	2,625	3,419	-23.2%
Noninterest income	1,962	1,684	16.5%	5,613	5,116	9.7%
Noninterest expense	3,730	3,470	7.5%	11,249	10,393	8.2%
Income taxes	1,787	1,416	26.2%	4,764	4,334	9.9%
Net income	3,473	3,265	6.4%	10,447	9,605	8.8%

GLL & Associates (mortgage bank)
Net interest income	$720	$749	-3.9%	$2,219	$2,018	10.0%
Loan loss provision	10	30	-66.7%	70	90	-22.2%
Noninterest income	964	806	19.6%	2,525	2,186	15.5%
Noninterest expense	1,245	1,160	7.3%	3,564	3,247	9.8%
Income taxes	176	158	11.4%	472	383	23.2%
Net income	263	237	11.0%	708	574	23.3%

* Restated for 5-for-4 stock split paid May 31, 2002.	** Annualized based on number of days in the period.	More

Bank of Granite Corporation	Quarters Ended

Supplemental Quarterly Financial Data	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,
($ in thousands except per share data)	2002	2002	2002	2001	2001

Consolidated earnings summary:
Interest income, taxable equivalent	$11,721	$11,693	$11,909	$11,148	$13,170
Interest expense	2,668	2,703	2,898	3,687	4,779

Net interest income, taxable equivalent	9,053	8,990	9,011	7,461	8,391
Taxable equivalent adjustment	418	440	463	468	455

Net interest income	8,635	8,550	8,548	6,993	7,936
Loan loss provision	897	1,007	791	658	798
Noninterest income	2,925	2,468	2,650	1,812	2,490
Noninterest expense	5,017	5,090	4,820	2,752	4,642

Income before income taxes	5,646	4,921	5,587	5,395	4,986
Income taxes	1,963	1,469	1,805	1,477	1,574

Net income	$3,683	$3,452	$3,782	$3,918	$3,412

Earnings per share — Basic*	$0.27	$0.25	$0.28	$0.28	$0.25
Earnings per share — Diluted*	0.27	0.25	0.28	0.28	0.25

Average shares — Basic*	13,494	13,600	13,692	13,797	13,873
Average shares — Diluted*	13,502	13,611	13,693	13,799	13,875

Consolidated ending balance sheet data:
Total assets	$732,092	$701,295	$706,673	$715,390	$717,129
Total deposits	537,756	522,040	519,997	522,783	532,624
Loans (gross)	542,346	517,851	514,436	510,411	483,416
Shareholders’ equity	127,490	126,118	125,157	124,781	124,331

Consolidated average balance sheet data:
Total assets	$702,543	$698,931	$707,769	$658,435	$693,358
Total deposits	524,366	521,259	512,443	524,854	530,467
Loans (gross)	529,895	514,203	511,313	449,473	482,005
Shareholders’ equity	126,264	125,441	125,175	124,317	123,014

Consolidated performance ratios:
Return on average assets**	2.08%	1.98%	2.17%	2.36%	1.95%
Return on average equity**	11.57%	11.04%	12.25%	12.50%	11.00%
Efficiency ratio	41.89%	44.42%	41.33%	29.68%	42.66%

Consolidated asset quality data and ratios:
Nonaccruing loans	$2,992	$2,746	$3,253	$2,944	$3,647
Accruing loans 90 days past due	1,558	1,252	890	1,769	3,459

Nonperforming loans	4,550	3,998	4,143	4,713	7,106
Foreclosed properties	1,197	527	312	323	304

Nonperforming assets	5,747	4,525	4,455	5,036	7,410

Allowance for loan losses	8,223	7,681	7,144	6,426	6,630

Loans charged off	420	526	301	993	2,711
Recoveries of loans charged off	65	55	228	82	90

Net loan charge-offs (recoveries)	355	471	73	911	2,621

Annualized net charge-offs to average loans**	0.27%	0.37%	0.06%	0.80%	2.16%
Nonperforming loans to total assets	0.62%	0.57%	0.59%	0.66%	0.99%
Allowance coverage of nonperforming loans	180.73%	192.12%	172.44%	136.35%	93.30%
Allowance for loan losses to gross loans	1.52%	1.48%	1.39%	1.26%	1.37%
Allowance for loan losses to net loans	1.54%	1.51%	1.41%	1.28%	1.39%

Subsidiary earnings summary:
Bank of Granite
Net interest income	$7,915	$7,835	$7,722	$7,477	$7,235
Loan loss provision	887	977	761	678	768
Noninterest income	1,962	1,700	1,951	1,938	1,684
Noninterest expense	3,730	3,871	3,647	3,380	3,470
Income taxes	1,787	1,341	1,636	1,691	1,416
Net income	3,473	3,346	3,629	3,666	3,265

GLL & Associates (mortgage bank)
Net interest income	$720	$709	$790	$(467)	$749
Loan loss provision	10	30	30	(20)	30
Noninterest income	964	765	796	(125)	806
Noninterest expense	1,245	1,153	1,166	(686)	1,160
Income taxes	176	128	168	(214)	158
Net income	263	193	252	308	237

* Restated for 5-for-4 stock split paid May 31, 2002.	** Annualized based on number of days in the period.

7